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EXHIBIT 23.2--CONSENT OF CROWE, CHIZEK AND COMPANY LLP, INDEPENDENT AUDITORS


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 and Prospectus of First Financial Bancorp. of our report, dated January 5, 1996, on the consolidated financial statements of Hastings Financial Corporation for the years ended December 31, 1995 and 1994. We also consent to the use of our name and the statements with respect to us appearing under the heading of "Experts" in the Prospectus.



                                                 CROWE, CHIZEK AND COMPANY LLP

Grand Rapids, Michigan
September 30, 1996